UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2008

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
FEBRUARY 15, 2008

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Resignation of Principal Financial Officer

On February 15, 2008, Timothy J. Novak resigned as Chief Financial Officer and Corporate Treasurer of the Company, positions he held since July 11, 2007, for personal reasons.

(c)  Appointment of New Principal Financial Officer

On February 15, 2008, Michael T. Adams was appointed as Interim Chief Financial Officer and Corporate Treasurer until such time that a replacement is named. Mr. Adams has been with the Company serving in various capacities since January 1, 1997 and is currently the Chief Governance Officer, Executive Vice President, and Corporate Secretary, as well as, a member of the Board of Directors.  Mr. Adams holds a Bachelor of Science in Business Administration, Master of Science in Business Administration, and Juris Doctor, from Nova Southeastern University, Fort Lauderdale, Florida.

Mr. Adams is 42 years old. There were no arrangements entered into with respect to Mr. Adams’ selection and no familial relationships exist between Mr. Adams and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Mr. Adams is employed pursuant to an Employment Agreement dated July 25, 2005, which term ends on January 31, 2009.  His annual base salary is $158,750.  Mr. Adams also holds a stock option to purchase 400,000 shares of common stock, which vests upon satisfaction of certain conditions, is exercisable at $.67 per share, and expires July 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2008	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams
Michael T. Adams
Executive Vice President

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by LaPolla Industries, Inc. on February 19, 2008